                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                        CITIZENS BANCSHARES CORPORATION

                                      AND

                        FIRST SOUTHERN BANCSHARES, INC.



                                Execution Copy

                                    10/1/97

                               TABLE OF CONTENTS

                                                                            Page

Preamble    ................................................................A-6

ARTICLE 1   TRANSACTIONS AND TERMS OF MERGER................................A-6
       1.1  Merger......................................................... A-7
       1.2  Time and Place of Closing...................................... A-7
       1.3  Effective Time................................................. A-7
ARTICLE 2   TERMS OF MERGER................................................ A-7
       2.1  Articles of Incorporation...................................... A-7
       2.2  Bylaws......................................................... A-7
       2.3  Directors and Officers......................................... A-7
       2.4  Name........................................................... A-8
       2.5  Subsidiary Bank................................................ A-8
ARTICLE 3   MANNER OF CONVERTING SHARES.................................... A-8
       3.1  Conversion of Shares........................................... A-8
       3.2  Anti-Dilution Provisions....................................... A-9
       3.3  Shares Held by FSB or CBC...................................... A-9
       3.4  Conversion of Stock Options; Restricted Stock.................. A-9
       3.5  Fractional Shares.............................................. A-10
       3.6  Dissenting Shareholders........................................ A-10
ARTICLE 4   EXCHANGE OF SHARES............................................. A-10
       4.1  Exchange Procedures............................................ A-10
       4.2  Rights of Former FSB Shareholders.............................. A-11
ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF FSB.......................... A-12
       5.1  Organization, Standing, and Power.............................. A-12
       5.2  Authority; No Breach By Agreement.............................. A-12
       5.3  Capital Stock.................................................. A-13
       5.4  FSB Subsidiaries............................................... A-13
       5.5  Financial Statements........................................... A-14
       5.6  Absence of Undisclosed Liabilities............................. A-14
       5.7  Absence of Certain Changes or Events........................... A-14
       5.8  Tax Matters.................................................... A-14
       5.9  Allowance for Possible Loan Losses............................. A-15
       5.10 Assets......................................................... A-15
       5.11 Environmental Matters.......................................... A-16
       5.12 Compliance with Laws........................................... A-16

      5.13  Labor Relations................................................ A-17
      5.14  Employee Benefit Plans......................................... A-17
      5.15  Material Contracts............................................. A-19
      5.16  Legal Proceedings.............................................. A-20
      5.17  Reports........................................................ A-20
      5.18  Statements True and Correct.................................... A-20
      5.19  Accounting, Tax and Regulatory Matters......................... A-21
      5.20  Charter Provisions............................................. A-21
      5.21  Derivatives Contracts.......................................... A-21
ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF CBC.......................... A-21
       6.1  Organization, Standing, and Power.............................. A-21
       6.2  Authority; No Breach By Agreement.............................. A-22
       6.3  Capital Stock.................................................. A-22
       6.4  CBC Subsidiaries............................................... A-23
       6.5  Financial Statements........................................... A-24
       6.6  Absence of Undisclosed Liabilities............................. A-24
       6.7  Absence of Certain Changes or Events........................... A-24
       6.8  Tax Matters.................................................... A-24
       6.9  Allowance for Possible Loan Losses............................. A-25
       6.10 Assets......................................................... A-25
       6.11 Environmental Matters.......................................... A-26
       6.12 Compliance with Laws........................................... A-26
       6.13 Labor Relations................................................ A-27
       6.14 Employee Benefit Plans......................................... A-27
       6.15 Material Contracts............................................. A-29
       6.16 Legal Proceedings.............................................. A-30
       6.17 Reports........................................................ A-30
       6.18 Statements True and Correct.................................... A-30
       6.19 Accounting, Tax and Regulatory Matters......................... A-31
       6.20 Charter Provisions............................................. A-31
       6.21 Derivatives Contracts.......................................... A-31
ARTICLE 7   CONDUCT OF BUSINESS PENDING CONSUMMATION....................... A-31
       7.1  Affirmative Covenants of FSB................................... A-31
       7.2  Negative Covenants of FSB...................................... A-31
       7.3  Affirmative Covenants of CBC................................... A-33
       7.4  Negative Covenants of CBC...................................... A-34
       7.5  Adverse Changes in Condition................................... A-35
       7.6  Reports........................................................ A-36
ARTICLE 8   ADDITIONAL AGREEMENTS.......................................... A-36
       8.1  Registration Statement; Proxy Statement; Shareholder Approval.. A-36
       8.2  Applications................................................... A-36

       8.3  Filings with State Offices..................................... A-36
       8.4  Agreement as to Efforts to Consummate.......................... A-36
       8.5  Investigation and Confidentiality.............................. A-37
       8.6  Press Releases................................................. A-37
       8.7  Acquisition Proposals.......................................... A-38
       8.8  Accounting and Tax Treatment................................... A-39
       8.9  Agreement of Affiliates........................................ A-39
      8.10  Indemnification................................................ A-39
      8.11  Certain Modifications.......................................... A-40
      8.12  Employee Benefits and Contracts................................ A-40
      8.13  Delivery to Exchange Agent..................................... A-40
ARTICLE 9   CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.............. A-40
       9.1  Conditions to Obligations of Each Party........................ A-40
       9.2  Conditions to Obligations of CBC............................... A-42
       9.3  Conditions to Obligations of FSB............................... A-43
ARTICLE 10  TERMINATION.................................................... A-44
      10.1  Termination.................................................... A-44
      10.2  Effect of Termination.......................................... A-45
      10.3  Non-Survival of Representations and Covenants.................. A-45
ARTICLE 11  MISCELLANEOUS.................................................. A-46
      11.1  Definitions.................................................... A-46
      11.2  Expenses....................................................... A-53
      11.3  Brokers and Finders............................................ A-54
      11.4  Entire Agreement............................................... A-54
      11.5  Amendments..................................................... A-54
      11.6  Waivers........................................................ A-54
      11.7  Assignment..................................................... A-55
      11.8  Notices........................................................ A-55
      11.9  Governing Law.................................................. A-56
      11.10 Counterparts................................................... A-56
      11.11 Captions....................................................... A-56
      11.12 Enforcement of Agreement....................................... A-56
      11.13 Severability................................................... A-56

                                LIST OF EXHIBITS
                                ----------------


EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

     1.             Form of Agreement of Affiliates of FSB.  ((S) 8.10).

     2.             Form of Agreement of Affiliates of CBC ((S) 8.10).

     3.             Form of Claims/Indemnification Letter ((S) 9.2(d)).

     4.             Form of Opinion of FSB Counsel ((S) 9.2(f)).

     5.             Form of Opinion of CBC Counsel ((S) 9.3(e)).

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 1, 1997 by and between CITIZENS BANCSHARES CORPORATION, INC. ("CBC") a corporation organized and existing under the laws of the State of Georgia, with its principal office located in atlanta, georgia, and FIRST SOUTHERN BANCSHARES, INC. ("FSB"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Lithonia, Georgia.


                                 PREAMBLE
                                 --------

  The Boards of Directors of FSB and CBC are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of FSB with CBC, with CBC being the surviving corporation of the merger. The transactions described in this Agreement are subject to the approvals by the shareholders of FSB, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (a) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (b) for accounting purposes shall be treated as a "pooling of interests."

  Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:


                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

  1.1  MERGER.  Subject to the terms and conditions of this Agreement, at the
       ------
Effective Time, FSB will be merged with and into CBC in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided for in
Section 14-2-1106 of the GBCC (the "Merger"). CBC shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of FSB and CBC.

  1.2  TIME AND PLACE OF CLOSING.  The Closing will take place at 10:00 a.m.
       -------------------------
on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers, may mutually agree. The place of Closing shall be at the offices of Powell, Goldstein, Frazer & Murphy LLP in Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

  1.3  EFFECTIVE TIME.  The Merger and other transactions contemplated by this
       --------------
Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Effective Time shall occur on the fifth business day following the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (b) the date on which the shareholders of CBC approve this Agreement to the extent such approval is required by applicable Law, (c) the date on which the shareholders of FSB approve this Agreement to the extent such approval is required by applicable Law; or such other date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

  2.1  ARTICLES OF INCORPORATION.  The Articles of Incorporation of CBC in
       -------------------------
effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

  2.2  BYLAWS.  The Bylaws of CBC in effect immediately prior to the Effective
       ------
Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

  2.3  DIRECTORS AND OFFICERS.
       ----------------------

       (a) The directors of the Surviving Corporation immediately following the Effective Time shall consist of Herman J. Russell, Johnnie L. Clark, Thomas E. Boland, James E. Young, Gregory T. Baranco and Bernard H. Bronner, all of whom shall serve in accordance with the Bylaws of the Surviving Corporation. Herman J. Russell and Gregory T. Baranco shall serve as Chairman and Vice Chairman of the Board, respectively, of the Surviving Corporation.

       (b) The officers of the Surviving Corporation immediately following the Effective Time shall consist of James E. Young, who shall serve as the President and Chief Executive Officer and who shall have the authority to select his management team, together with such additional persons as may thereafter be elected, all of whom shall serve in accordance with the Bylaws of the Surviving Corporation.

  2.4  NAME.  At the Effective Time of the Merger, the Surviving Corporation
       ----
will operate under the name "Citizens Bancshares Corporation."

  2.5  SUBSIDIARY BANK.
       ---------------

       (a) As soon as practicable following the Effective Time of the Merger, the Surviving Corporation intends to merge the Parties' subsidiary banks, First Southern Bank and Citizens Trust Bank, Citizens Trust Bank, with the resulting institution (the "Resulting Bank") being known as "Citizens Trust Bank.

       (b) The directors of the Resulting Bank shall consist of Herman J. Russell, H. Jerome Russell, Johnnie L. Clark, Thomas E. Boland, Odie
            C. Donald, R. K. Sehgal, James E. Young, Gregory T. Baranco, C. David Moody, William H. Cleveland, Thom Peters and Lynn Pattillo, all of whom shall serve in accordance with the Bylaws of the Resulting Bank. Herman J. Russell and Gregory T. Baranco shall serve as Chairman and Vice Chairman of the Board, respectively, of the Resulting Bank.

       (c) The officers of the Resulting Bank shall consist of James E. Young, who shall serve as the President and Chief Executive Officer and who shall have the authority to select his management team, together with such additional persons as may thereafter be elected, all of whom shall serve in accordance with the Bylaws of the Resulting Bank.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

  3.1  CONVERSION OF SHARES.  Subject to the provisions of this Article 3, at
       --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof the shares of the constituent corporations shall be converted as follows:

      (a) Each share of CBC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

      (b) Each share of FSB Common Stock (other than Dissenting Shares (defined at Section 3.6 below) or shares canceled pursuant to Section 3.3 below) shall be converted into 1.508 shares (subject to Section 3.5 hereof) of CBC Common Stock (the "Exchange Ratio"), subject to adjustment as hereinafter provided.

  3.2  ANTI-DILUTION PROVISIONS.  In the event FSB or CBC changes the number
       ------------------------
of shares of FSB Common Stock or CBC Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

  3.3  SHARES HELD BY FSB OR CBC.  Each of the shares of FSB Common Stock held
       -------------------------
by any FSB Company or by any CBC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  3.4  CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.
       ---------------------------------------------

        (a) At the Effective Time, all rights with respect to FSB Common Stock pursuant to stock options ("FSB Options") granted by FSB under the FSB Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Surviving Corporation Common Stock, and the Surviving Corporation shall assume each FSB Option, in accordance with the terms of the FSB Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each FSB Option assumed by the Surviving Corporation may be exercised solely for shares of Surviving Corporation Common Stock, (ii) the number of shares of Surviving Corporation Common Stock subject to such FSB Option shall be equal to the number of shares of FSB Common Stock subject to such FSB Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such FSB Option shall be adjusted by dividing the per share exercise price under each such FSB Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clause (ii) of the preceding sentence, the Surviving Corporation shall not be obligated to issue any fraction of a share of Surviving Corporation Common Stock upon exercise of a FSB Option, and any fraction of a share of Surviving Corporation Common Stock that would otherwise be subject to a converted FSB Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the "Market Value" of one share of Surviving Corporation Common Stock and the per share exercise price of such Option. The "Market Value" of one share of Surviving Corporation Common Stock shall be the last sales price of such common stock on Nasdaq, or such other exchange or market system on which Surviving Corporation Common Stock is then traded, (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by the Surviving Corporation) on the last trading day preceding the date of exercise or, if the Surviving Corporation Common Stock is not then traded on Nasdaq or an exchange, the "Market Value" of one share of Surviving Corporation Common Stock shall be established by the Board of Directors of the Surviving Corporation. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." FSB and CBC agree to take all necessary steps to effect the provisions of this Section 3.4.

       (b) All restrictions or limitations on transfer with respect to FSB Common Stock awarded under the FSB Stock Plans or any other plan, program or arrangement of any FSB

Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of Surviving Corporation Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

  3.5  FRACTIONAL SHARES.  Notwithstanding any other provision of this
       -----------------
Agreement, each holder of shares of FSB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by $9.88. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

  3.6  DISSENTING SHAREHOLDERS.  Any holder of shares of FSB Common Stock
       -----------------------
("Dissenting Shares") who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provisions of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of FSB fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of FSB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of FSB Common Stock held by such holder.

                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

  4.1  EXCHANGE PROCEDURES.  Unless the parties otherwise agree, within three
       -------------------
business days after the Effective Time, the Surviving Corporation shall cause a qualified exchange agent (the "Exchange Agent") to mail to the former holders of FSB Common Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FSB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent. After the Effective Time, each holder of shares of FSB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in Section 3.6 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of FSB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Surviving Corporation Common Stock to which such holder may otherwise be entitled (without interest). The

Exchange Agent shall not be obligated to deliver the consideration to which any former holder of FSB Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of FSB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of FSB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, the Surviving Corporation shall not be liable to a holder of FSB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

  4.2  RIGHTS OF FORMER FSB SHAREHOLDERS.  At the Effective Time, the stock
       ---------------------------------
transfer books of FSB shall be closed as to holders of FSB Common Stock immediately prior to the Effective Time and no transfer of FSB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of FSB Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which dissenters' rights have been perfected as provided in Section 3.6 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of FSB Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation shareholders the number of whole shares of Surviving Corporation Common Stock into which their respective shares of FSB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing FSB Common Stock for certificates representing Surviving Corporation Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on Surviving Corporation Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Surviving Corporation Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of FSB Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such FSB Common Stock certificate, both Surviving Corporation Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. Any portion of the consideration (including the proceeds of any investments thereof) which had been made payable to the Exchange Agent pursuant to Section 4.1 of this Agreement that remain unclaimed by shareholders of FSB for six months after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of FSB who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment of their shares of Surviving Corporation Common Stock and unpaid dividends and distributions on the Surviving Corporation Common Stock deliverable in respect of each share of FSB Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF FSB
                     -------------------------------------

  FSB hereby represents and warrants to CBC as follows:

  5.1  ORGANIZATION, STANDING, AND POWER.  FSB is a corporation duly
       ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. FSB has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. FSB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

  5.2  AUTHORITY; NO BREACH BY AGREEMENT  .
       ---------------------------------

      (a) FSB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FSB, subject to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of FSB Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by FSB. Subject to such requisite shareholder approval and any approvals required of Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of FSB, enforceable against FSB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither the execution and delivery of this Agreement by FSB, nor the consummation by FSB of the transactions contemplated hereby, nor compliance by FSB with any of the provisions hereof will (i) conflict with or result in a breach of any provision of FSB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FSB Company under, any Contract or Permit of any FSB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FSB Company or any of their respective Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws, and applicable state corporate and securities Laws, and other than Consents required from

Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by FSB of the Merger and the other transactions contemplated in this Agreement.

  5.3  CAPITAL STOCK.
       -------------

       (a) The authorized capital stock of FSB consists of 10,000,000 shares of FSB Common Stock, of which 553,603 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Capital Stock of FSB are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of Capital Stock of FSB has been issued in violation of any preemptive rights of the current or past shareholders of FSB. FSB has reserved 5,000 shares of FSB Common Stock for issuance under the FSB Stock Plans, pursuant to which options to purchase not more than 4,000 shares of FSB Common Stock are outstanding as of the date of this Agreement and pursuant to which options to purchase not more than 5,000 shares of FSB Common Stock will be outstanding at the Effective Time.

       (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the FSB Disclosure Memorandum, there are no shares
                                    ---------------------
of capital stock or other equity securities of FSB outstanding and no outstanding Rights relating to the capital stock of FSB.

  5.4  FSB SUBSIDIARIES.  FSB has disclosed in Section 5.4 of the FSB
       ----------------
Disclosure Memorandum all of the FSB Subsidiaries as of the date of this
---------------------
Agreement.  Except as disclosed in Section 5.4 of the FSB Disclosure Memorandum,
                                                          ---------------------
FSB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FSB Subsidiary. No equity securities of any FSB Subsidiary are or may become required to be issued (other than to another FSB Company) by reason of any Rights, and there are no Contracts by which any FSB Subsidiary is bound to issue (other than to another FSB Company) additional shares of its capital stock or Rights, or by which any FSB Company is or may be bound to transfer any shares of the capital stock of any FSB Subsidiary (other than to another FSB Company), and there are no Contracts by which any FSB Company is bound to issue (other than to another FSB Company) additional shares of its capital stock. There are no Contracts relating to the rights of any FSB Company to vote or to dispose of any shares of the capital stock of any FSB Subsidiary. All of the shares of capital stock of each FSB Subsidiary held by a FSB Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FSB Company free and clear of any Lien. Each FSB Subsidiary is either a bank, a trust company, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FSB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB. Each FSB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

  5.5  FINANCIAL STATEMENTS.  FSB has included in Section 5.5 of the FSB
       --------------------
Disclosure Memorandum copies of all FSB Financial Statements for the periods
---------------------
ended on or before December 31, 1996 and will deliver to CBC copies of all FSB Financial Statements prepared subsequent to the date hereof. The FSB Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the FSB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the FSB Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the FSB Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

  5.6  ABSENCE OF UNDISCLOSED LIABILITIES.  No FSB Company has any Liabilities
       ----------------------------------
that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB except Liabilities which are reflected or otherwise accrued or reserved against in the consolidated balance sheets of FSB as of December 31, 1996, included in the FSB Financial Statements or reflected in the notes thereto. No FSB Company has incurred or paid any Liability since December 31, 1996, except for such Liabilities reflected or otherwise accrued or reserved against in the FSB Financial Statements, or as may have been incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

  5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1996, except
       ------------------------------------
as in Section 5.7 of the FSB Disclosure Memorandum, (a) there have been no
                             ---------------------
events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB, and (b) the FSB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FSB provided in Article 7 of this Agreement.

  5.8  TAX MATTERS.
       -----------

       (a) All Tax returns required to be filed by or on behalf of any of the FSB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FSB and all returns filed are complete and accurate in all material respects to the Knowledge of FSB. All

Taxes shown as due on filed returns have been paid. There is no audit, examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FSB, except as reserved against in the FSB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the FSB Disclosure Memorandum. All material
                                          ---------------------
Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) Except as disclosed in Section 5.8(b) of the FSB Disclosure
                                                           ----------
Memorandum, none of the FSB Companies has executed an extension or waiver of any
----------
statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any FSB Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

      (c) Adequate provision for any Taxes due or to become due for any of the FSB Companies for the period or periods through and including the date of the respective FSB Financial Statements has been made and is reflected on such FSB Financial Statements.

      (d) Deferred Taxes of the FSB Companies have been provided for in accordance with GAAP.

      (e) Each of the FSB Companies is in compliance in all material respects with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

  5.9  ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The allowance for possible loan or
       ----------------------------------
credit losses (the "Allowance") shown on the consolidated balance sheets of FSB included in the most recent FSB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FSB included in the FSB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FSB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FSB Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on FSB.

  5.10  ASSETS.  Except as disclosed in Section 5.10 of the FSB Disclosure
        ------                                                    ----------
Memorandum or as disclosed or reserved against in the FSB Financial Statements,
----------
the FSB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the FSB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FSB's past practices. All Assets which are material to FSB's business on a consolidated basis, held under leases or subleases by any of the FSB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. FSB currently maintains insurance in amounts, scope, and coverage as disclosed in Section 5.10 of the FSB Disclosure Memorandum. FSB has not received written
                           ---------------------
notice from any insurance carrier that (a) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (b) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.10 of the FSB Disclosure Memorandum, to the
                                               ---------------------
Knowledge of FSB, there are presently no claims pending under such policies of insurance and no notices have been given by FSB under such policies. The Assets of the FSB Companies include all assets required to operate the business of the FSB Companies as presently conducted.

  5.11  ENVIRONMENTAL MATTERS.
        ---------------------

       (a) Except as disclosed in Section 5.11(a) of the FSB Disclosure
                                                             ----------
Memorandum, to the Knowledge of FSB, each FSB Company, its Participation
----------
Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

       (b) To the Knowledge of FSB, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any FSB Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any FSB Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB and to the Knowledge of FSB, there is no reasonable basis for any such Litigation.

       (c) To the Knowledge of FSB, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

  5.12  COMPLIANCE WITH LAWS.  Each FSB Company has in effect all Permits
        --------------------
necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB. Except as disclosed in Section
5.12 of the FSB Disclosure Memorandum, no FSB Company:
                ---------------------

       (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB; and

       (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FSB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB, or
(iii) requiring any FSB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

  5.13  LABOR RELATIONS.  No FSB Company is the subject of any Litigation
        ---------------
asserting that it or any other FSB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FSB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any FSB Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any FSB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

  5.14  EMPLOYEE BENEFIT PLANS.
        ----------------------

       (a) FSB has disclosed in Section 5.14 of the FSB Disclosure Memorandum
                                                        ---------------------
and delivered or made available to CBC prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FSB Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FSB Benefit Plans"). Any of the FSB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FSB ERISA Plan."

       (b) Except as to those plans disclosed in Section 5.14(b) of the FSB Disclosure Memorandum as tax-qualified FSB ERISA Plans (the "FSB Qualified
---------------------
Plans"), no FSB Company maintains or previously maintained during the six years preceding the date of this Agreement a FSB Plan which meets or was intended to meet the requirements of Code Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that each FSB Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each FSB Qualified Plan have been delivered or made available to CBC. Except as disclosed in Section 5.14(b) of the FSB Disclosure Memorandum, no FSB Qualified
                                        ---------------------
Plan has been amended since the issuance of each respective determination letter. The FSB Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the FSB Qualified Plans is pending before or is threatened by the Internal Revenue Service. The FSB Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the FSB Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Code Section 401(a). No FSB Company, any ERISA Affiliate or any fiduciary of any FSB Qualified Plan has done anything that would adversely affect the qualified status of the FSB Qualified Plans or the related trusts. Any FSB Qualified Plan which is required to satisfy Code Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, Code Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the date of this Agreement.

       (c) All FSB Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB. To the Knowledge of FSB, no FSB Company nor any other party has engaged in a transaction with respect to any FSB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FSB Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

       (d) Neither FSB nor any ERISA Affiliate of FSB maintains or has during the six years preceding the date of this Agreement maintained an "employee benefit pension plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

       (e) Neither FSB nor any ERISA Affiliate of FSB has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

       (f) Except as disclosed in Section 5.14(f) of the FSB Disclosure
                                                             ----------
Memorandum, (i) no FSB Company has any obligations for retiree health and life
----------
benefits under any of the FSB Benefit Plans and (ii) there are no restrictions on the rights of such FSB Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on FSB, other than for benefits accrued before the date of such termination or amendment.

       (g) Except as disclosed in Section 5.14(g) of the FSB Disclosure
                                                             ----------
Memorandum, neither the execution and delivery of this Agreement nor the
----------
consummation of the transactions
contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any FSB Company from any FSB Company under any FSB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FSB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

       (h) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FSB Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been reflected on the FSB Financial Statements to the extent required by and in accordance with GAAP.

       (i) FSB and each ERISA Affiliate of FSB has complied in all material respects with applicable continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

       (j) Except as disclosed in Section 5.14(j) of the FSB Disclosure
                                                             ----------
Memorandum, neither FSB nor any ERISA Affiliate of FSB is obligated,
----------
contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

       (k) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any FSB Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any FSB Benefit Plan or against the assets of any FSB Benefit Plan.

  5.15  MATERIAL CONTRACTS.  Except as disclosed in Section 5.15 of the FSB
        ------------------
Disclosure Memorandum or otherwise reflected in the FSB Financial Statements,
---------------------
none of the FSB Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any FSB Company or the guarantee by any FSB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among FSB Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by FSB with the SEC as of the date of this Agreement that has not been filed as an exhibit to FSB's Form 10-KSB for the fiscal year ended December 31, 1996 and identified to CBC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "FSB Contracts"). None of the FSB Companies is in Default under any FSB Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB. Except as to FHLB advances, all of the indebtedness of any FSB Company for money borrowed is prepayable at any time by such FSB Company without penalty or premium.

  5.16  LEGAL PROCEEDINGS.  Except as disclosed in Section 5.16 of the FSB
        -----------------
Disclosure Memorandum, there is no Litigation instituted or pending, or, to the
---------------------
Knowledge of FSB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FSB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FSB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB.

  5.17  REPORTS.  Since January 1, 1994, each FSB Company has timely filed all
        -------
reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including but not limited to Form 10-KSB, Forms 10-QSB, Forms 8-K, and proxy statements, (b) the Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FSB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to FSB's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  5.18  STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument or
        ---------------------------
other writing furnished or to be furnished by any FSB Company to CBC pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FSB Company for inclusion in the Registration Statement to be filed by CBC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FSB Company for inclusion in the Proxy Statement to be mailed to FSB's shareholders in connection with the FSB Shareholders' Meeting, and any other documents to be filed by any FSB Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of FSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the FSB Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the FSB Shareholders' Meeting. All documents that any FSB Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  5.19  ACCOUNTING, TAX AND REGULATORY MATTERS.  No FSB Company or, to the
        --------------------------------------
Knowledge of FSB, any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of FSB, there exists no fact, circumstance, or reason attributable to FSB why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

  5.20  CHARTER PROVISIONS.  Each FSB Company has taken all action so that the
        ------------------
entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any FSB Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FSB Company that may be acquired or controlled by it.

  5.21  DERIVATIVES CONTRACTS.  Except as set forth in Section 5.21 of the FSB
        ---------------------
Disclosure Memorandum, neither FSB nor any of its Subsidiaries is a party to or
---------------------
has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).


                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF CBC
                     -------------------------------------

  CBC hereby represents and warrants to FSB as follows:

  6.1  ORGANIZATION, STANDING, AND POWER.  CBC is a corporation duly
       ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act.
CBC has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CBC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

  6.2  AUTHORITY; NO BREACH BY AGREEMENT.
       ---------------------------------

       (a) CBC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBC, subject to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding Surviving Corporation Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by CBC. Subject to such requisite shareholder approval and any approvals required of Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of CBC, enforceable against CBC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). CBC has reserved for issuance 842,374 shares of Surviving Corporation Common Stock for consummation of the Merger and for issuance pursuant to FSB Options.

       (b) Neither the execution and delivery of this Agreement by CBC, nor the consummation by CBC of the transactions contemplated hereby, nor compliance by CBC with any of the provisions hereof will (i) conflict with or result in a breach of any provision of CBC's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CBC Company under, any Contract or Permit of any CBC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CBC Company or any of their respective Assets.

       (c) Other than in connection or compliance with the provisions of the Securities Laws, and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by CBC of the Merger and the other transactions contemplated in this Agreement.

  6.3  CAPITAL STOCK.
       -------------

       (a) The authorized capital stock of CBC consists of 5,000,000 shares of Surviving Corporation Common Stock, of which 1,329,684 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Surviving Corporation Common Stock are, and all of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of FSB Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of CBC Common Stock has been, and none of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of FSB Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of CBC. CBC has reserved no shares of Surviving Corporation Common Stock for issuance under the CBC Stock Plans, pursuant to which options to purchase no shares of Surviving Corporation Common Stock are outstanding as of the date of this Agreement and at the Effective Time.

       (b) Except as set forth in Section 6.3(a) of this Agreement, or as disclosed in Section 6.3(b) of the CBC Disclosure Memorandum, there are no
                                       ---------------------
shares of capital stock or other equity securities of CBC outstanding and no outstanding Rights relating to the capital stock of CBC.

  6.4  CBC SUBSIDIARIES.  CBC has disclosed in Section 6.4 of the CBC
       ----------------
Disclosure Memorandum all of the CBC Subsidiaries as of the date of this
---------------------
Agreement.  Except as disclosed in Section 6.4 of the CBC Disclosure Memorandum,
                                                          ---------------------
CBC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each CBC Subsidiary. No equity securities of any CBC Subsidiary are or may become required to be issued (other than to another CBC Company) by reason of any Rights, and there are no Contracts by which any CBC Subsidiary is bound to issue (other than to another CBC Company) additional shares of its capital stock or Rights, or by which any CBC Company is or may be bound to transfer any shares of the capital stock of any CBC Subsidiary (other than to another CBC Company), and there are no Contracts by which any CBC Company is bound to issue (other than to another CBC Company) additional shares of its capital stock. There are no Contracts relating to the rights of any CBC Company to vote or to dispose of any shares of the capital stock of any CBC Subsidiary. All of the shares of capital stock of each CBC Subsidiary held by a CBC Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the CBC Company free and clear of any Lien. Each CBC Subsidiary is either a bank, a trust company, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each CBC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC. Each CBC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

  6.5  FINANCIAL STATEMENTS.  CBC has included in Section 6.5 of the CBC
       --------------------
Disclosure Memorandum copies of all CBC Financial Statements for the periods
---------------------
ended on or before December 31, 1996 and will deliver to FSB copies of all CBC Financial Statements prepared subsequent to the date hereof. The CBC Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the CBC Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the CBC Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the CBC Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

  6.6  ABSENCE OF UNDISCLOSED LIABILITIES.   No CBC Company has any
       ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, except Liabilities which are reflected or otherwise accrued or reserved against in the consolidated balance sheets of CBC as of December 31, 1996, included in the CBC Financial Statements or reflected in the notes thereto. No CBC Company has incurred or paid any Liability since December 31, 1996, except for such Liabilities reflected or otherwise accrued or reserved against in the CBC Financial Statements, or as may have been incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

  6.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1996, except
       ------------------------------------
as disclosed or in Section 6.7 of the CBC Disclosure Memorandum, (a) there have
                                          ---------------------
been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, and
(b) the CBC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CBC provided in Article 7 of this Agreement.

  6.8  TAX MATTERS.
       -----------

       (a) All Tax returns required to be filed by or on behalf of any of the CBC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on CBC, and all returns filed are complete and accurate in all material respects to the Knowledge of CBC. All Taxes shown as due on filed returns have been paid. There is no audit, examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on CBC, except as reserved against in the CBC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8(a) of the CBC Disclosure Memorandum. All material Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

       (b) Except as disclosed in Section 6.8(b) of the CBC Disclosure
                                                            ----------
Memorandum none of the CBC Companies has executed an extension or waiver of any
----------
statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any CBC Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

       (c) Adequate provision for any Taxes due or to become due for any of the CBC Companies for the period or periods through and including the date of the respective CBC Financial Statements has been made and is reflected on such CBC Financial Statements.

         (d) Deferred Taxes of the CBC Companies have been provided for in accordance with GAAP.

       (e) Each of the CBC Companies is in compliance in all material respects with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

  6.9  ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The Allowance shown on the
       ----------------------------------
consolidated balance sheets of CBC included in the most recent CBC Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of CBC included in the CBC Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the CBC Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the CBC Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on CBC.

  6.10  ASSETS.  Except as disclosed in Section 6.10 of the CBC Disclosure
        ------                                                  ----------
Memorandum or as disclosed or reserved against in the CBC Financial Statements,
----------
the CBC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the CBC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CBC's past practices. All Assets which are material to CBC's business on a consolidated basis, held under leases or subleases by any of the CBC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The CBC Companies currently maintain insurance in amounts, scope and coverage as disclosed in
Section 6.10 of the CBC Disclosure Memorandum. None of the CBC Companies has
                        ---------------------
received written notice from any insurance carrier that (a) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (b) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.10 of the CBC Disclosure Memorandum, to the Knowledge of CBC, there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any CBC Company under such policies. The Assets of the CBC Companies include all assets required to operate the business of the CBC Companies as presently conducted.

  6.11  ENVIRONMENTAL MATTERS.
        ---------------------

        (a) Except as disclosed in Section 6.11(a) of the CBC Disclosure
                                                              ----------
Memorandum, to the Knowledge of CBC, each CBC Company, its Participation
----------
Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

       (b) To the Knowledge of CBC, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any CBC Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any CBC Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC and to the Knowledge of CBC, there is no reasonable basis for any such Litigation.

       (c) To the Knowledge of CBC, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

  6.12  COMPLIANCE WITH LAWS.  Each CBC Company has in effect all Permits
        --------------------
necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC. Except as disclosed in Section
6.12 of the CBC Disclosure Memorandum, no CBC Company:
                ---------------------

       (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC; and

       (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CBC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, or
(iii) requiring any CBC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

  6.13  LABOR RELATIONS.  No CBC Company is the subject of any Litigation
        ---------------
asserting that it or any other CBC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CBC Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CBC Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any CBC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

  6.14  EMPLOYEE BENEFIT PLANS.
        ----------------------

       (a) CBC has disclosed in Section 6.14 of the CBC Disclosure Memorandum
                                                        ---------------------
and delivered or made available to FSB prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CBC Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CBC Benefit Plans"). Any of the CBC Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CBC ERISA Plan."

       (b) Except as to those plans disclosed in Section 6.14(b) of the CBC Disclosure Memorandum as tax-qualified CBC ERISA Plans (the "CBC Qualified
---------------------
Plans"), no CBC Company maintains or previously maintained during the six years preceding the date of this Agreement an CBC Plan which meets or was intended to meet the requirements of Code Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that each CBC Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each CBC Qualified Plan have been delivered or made available to FSB. Except as disclosed in Section 6.14(b) of the CBC Disclosure Memorandum, no CBC Qualified Plan has been amended since the issuance of each respective determination letter. The CBC Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the CBC Qualified Plans is pending before or is threatened by the Internal Revenue Service. The CBC Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the CBC Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Code Section 401(a). No CBC Company, any ERISA Affiliate or any fiduciary of any CBC Qualified Plan has done anything that would adversely affect the qualified status of the CBC Qualified Plans or the related trusts. Any CBC Qualified Plan which is required to satisfy Code Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, Code Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the date of this Agreement.

       (c) All CBC Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC. To the Knowledge of CBC, no CBC Company nor any other party has engaged in a transaction with respect to any CBC Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any CBC Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

       (d) Neither CBC nor any ERISA Affiliate of CBC maintains or has during the six years preceding the date of this Agreement maintained an "employee benefit pension plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

       (e) Neither CBC nor any ERISA Affiliate of CBC has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

       (f) Except as disclosed in Section 6.14(f) of the CBC Disclosure Memorandum, (i) no CBC Company has any obligations for retiree health and life benefits under any of the CBC Benefit Plans and (ii) there are no restrictions on the rights of such CBC Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on CBC, other than for benefits accrued before the date of such termination or amendment.

       (g) Except as disclosed in Section 6.14(g) of the CBC Disclosure
                                                             ----------
Memorandum, neither the execution and delivery of this Agreement nor the
----------
consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any CBC Company from any CBC Company under any CBC Benefit Plan or otherwise,

(ii) increase any benefits otherwise payable under any CBC Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

       (h) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any CBC Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been reflected on the CBC Financial Statements to the extent required by and in accordance with GAAP.

       (i) CBC and each ERISA Affiliate of CBC has complied in all material respects with applicable continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

       (j) Except as disclosed in Section 6.14(j) of the CBC Disclosure
                                                             ----------
Memorandum, neither CBC nor any ERISA Affiliate of CBC is obligated,
----------
contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

       (k) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any CBC Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any CBC Benefit Plan or against the assets of any CBC Benefit Plan.

  6.15  MATERIAL CONTRACTS.  Except as disclosed in Section 6.15 of the CBC
        ------------------
Disclosure Memorandum or otherwise reflected in the CBC Financial Statements,
---------------------
none of the CBC Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any CBC Company or the guarantee by any CBC Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among CBC Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by CBC with the SEC as of the date of this Agreement that has not been filed as an exhibit to CBC's Form 10-KSB for the fiscal year ended December 31, 1996, and identified to FSB (together with all Contracts referred to in Sections 6.10 and 6.14(a) of this Agreement, the "CBC Contracts"). None of the CBC Companies is in Default under any CBC Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC. Except as to FHLB advances, all of the indebtedness of any CBC Company for money borrowed is prepayable at any time by such CBC Company without penalty or premium.

  6.16  LEGAL PROCEEDINGS.  Except as disclosed in Section 6.16 of the CBC
        -----------------
Disclosure Memorandum, there is no Litigation instituted or pending, or, to the
---------------------
Knowledge of CBC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CBC Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CBC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

  6.17  REPORTS.  Except as disclosed in Section 6.17 of the CBC Disclosure
        -------                                                  ----------
Memorandum, since January 1, 1994, each CBC Company has timely filed all reports
----------
and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including but not limited to Forms 10-KSB, Forms 10-QSB, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to CBC's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  6.18  STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument or
        ---------------------------
other writing furnished or to be furnished by any CBC Company to FSB pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CBC Company for inclusion in the Registration Statement to be filed by CBC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CBC Company for inclusion in the Proxy Statement to be mailed to FSB's shareholders in connection with the FSB Shareholders' Meeting, and any other documents to be filed by any CBC Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of FSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the FSB Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the FSB Shareholders' Meeting. All documents that any CBC Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  6.19  ACCOUNTING, TAX AND REGULATORY MATTERS.  No CBC Company or, to the
        --------------------------------------
Knowledge of CBC, any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of CBC, there exists no fact, circumstance, or reason attributable to CBC why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

  6.20  CHARTER PROVISIONS.  Each CBC Company has taken all action so that the
        ------------------
entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any CBC Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CBC Company that may be acquired or controlled by it.

  6.21  DERIVATIVES CONTRACTS.  Except as set forth in Section 6.21 of the CBC
        ---------------------
Disclosure Memorandum, neither CBC nor any of its Subsidiaries is a party to or
---------------------
has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

                                   ARTICLE 7
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

  7.1  AFFIRMATIVE COVENANTS OF FSB.  Unless the prior written consent of CBC
       ----------------------------
shall have been obtained, and except as otherwise contemplated herein, FSB shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

  7.2  NEGATIVE COVENANTS OF FSB.  Except as contemplated hereby, from the
       -------------------------
date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FSB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of CBC, which consent shall not be unreasonably withheld:

        (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any FSB Company, or

        (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a FSB Company to another FSB Company) in excess of an aggregate of $25,000 (for the FSB Companies on a consolidated basis) except in the ordinary course of the business of FSB Companies consistent with past practices (which shall include, for FSB, advances against its line of credit consistent with past practices, and for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any FSB Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the FSB Disclosure Memorandum); or
                                     ---------------------

        (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FSB Company, or declare or pay any dividend or make any other distribution in respect of FSB's Common Stock; provided, however, that FSB may (to the extent legally and contractually permitted to do so) continue to pay its regular annual cash dividend of up to $.05 per share; or

        (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the FSB Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of
---------------------
or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of FSB Common Stock or any other capital stock of any FSB Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

        (e) adjust, split, combine or reclassify any capital stock of any FSB Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FSB Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any FSB Subsidiary (unless any such shares of stock are sold or otherwise transferred to another FSB Company) or (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

        (f) acquire direct or indirect control over, or invest in equity securities of, any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by a FSB Subsidiary in its fiduciary capacity; or

        (g) grant any increase in compensation or benefits to the employees or officers of any FSB Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of FSB, in each case as disclosed in Section 7.2(g) of the FSB Disclosure Memorandum or as required
                                          ---------------------
by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the FSB Disclosure Memorandum; enter into or
                                           ---------------------
amend any severance agreements with officers of any FSB Company; grant any increase in fees or other increases in compensation or other benefits to directors of any FSB Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

        (h) except as disclosed in Section 7.2(h) of the FSB Disclosure
                                                             ----------
Memorandum, enter into or amend any employment Contract between any FSB Company
----------
and any Person (unless such amendment is required by Law) that the FSB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

        (i) adopt any new employee benefit plan of any FSB Company or make any material change in or to any existing employee benefit plans of any FSB Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

        (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

        (k) settle any Litigation involving any Liability of any FSB Company for money damages in excess of $25,000 or material restrictions upon the operations of any FSB Company; or

        (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

  7.3  AFFIRMATIVE COVENANTS OF CBC.  Unless the prior written consent of FSB
       ----------------------------
shall have been obtained, and except as otherwise contemplated herein, CBC shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

  7.4  NEGATIVE COVENANTS OF CBC.  From the date of this Agreement until the
       -------------------------
earlier of the Effective Time or the termination of this Agreement, CBC covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of FSB, which consent shall not be unreasonably withheld:

        (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any CBC Company, or

        (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a CBC Company to another CBC Company) in excess of an aggregate of $75,000 (for the CBC Companies on a consolidated basis) except in the ordinary course of the business of CBC Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any CBC Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the CBC Disclosure Memorandum); or
                                     ---------------------

        (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CBC Company, or declare or pay any dividend or make any other distribution in respect of CBC's Common Stock; provided, however, that CBC may (to the extent legally and contractually permitted to do so) continue to pay its regular annual cash dividend of up to $.10 per share; or

        (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.4(d) of the CBC Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Surviving Corporation Common Stock or any other capital stock of any CBC Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

        (e) adjust, split, combine or reclassify any capital stock of any CBC Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CBC Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any CBC Subsidiary (unless any such shares of stock are sold or otherwise transferred to another CBC Company) or (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

        (f) acquire direct or indirect control over, or invest in equity securities of, any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by an CBC Subsidiary in its fiduciary capacity; or

        (g) grant any increase in compensation or benefits to the employees or officers of any CBC Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of CBC, in each case as disclosed in Section 7.4(g) of the CBC Disclosure Memorandum or as required
                                          ---------------------
by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.4(g) of the CBC Disclosure Memorandum; enter into or
                                           ---------------------
amend any severance agreements with officers of any CBC Company; grant any increase in fees or other increases in compensation or other benefits to directors of any CBC Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

        (h) enter into or amend any employment Contract between any CBC Company and any Person (unless such amendment is required by Law) that the CBC Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

        (i) adopt any new employee benefit plan of any CBC Company or make any material change in or to any existing employee benefit plans of any CBC Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

        (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

        (k) settle any Litigation involving any Liability of any CBC Company for money damages in excess of $75,000 or material restrictions upon the operations of any CBC Company; or

        (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

  7.5  ADVERSE CHANGES IN CONDITION.  Each Party agrees to give written notice
       ----------------------------
promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

  7.6  REPORTS.  Each Party and its Subsidiaries shall file all reports
       -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all non-confidential portions of such reports promptly after the same are filed.


                                  ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

  8.1  REGISTRATION STATEMENT; SHAREHOLDER APPROVAL.
       --------------------------------------------

        (a) As soon as practicable after execution of this Agreement, the Parties shall cause the Registration Statement to be filed with the SEC, and shall use their reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Surviving Corporation Common Stock upon consummation of the Merger. Each Party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with such action.

        (b) FSB shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as FSB deems appropriate.

        (c) In connection with the FSB Shareholders' Meeting, (i) the Board of Directors of FSB shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (ii) the Board of Directors and officers of FSB shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

  8.2  APPLICATIONS.  The Parties shall promptly prepare and file any
       ------------
applications, including without limitation, those with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

  8.3  FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
       --------------------------
conditions of this Agreement, the Parties shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

  8.4  AGREEMENT AS TO EFFORTS TO CONSUMMATE.  No Party shall take, or cause
       -------------------------------------
to be taken, any action which may reasonably be foreseen as delaying or otherwise adversely impacting consummation of the Merger. No CBC Company nor FSB Company shall take any action which would cause the Merger not to be treated as a pooling of interests. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by CBC in connection with the Surviving Corporation Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

  8.5  INVESTIGATION AND CONFIDENTIALITY.
       ---------------------------------

        (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

        (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

        (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

  8.6  PRESS RELEASES.  Prior to the Effective Time, FSB and CBC shall agree
       --------------
with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

  8.7  ACQUISITION PROPOSALS.
       ---------------------

        (a) Except with respect to this Agreement and the transactions contemplated hereby, no FSB Company nor CBC Company nor any director, employee, investment banker, attorney, accountant or other representative thereof (collectively, "Representatives") retained by any FSB Company or CBC Company, as the case may be, shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of a Party's Board of Directors as advised by counsel, no FSB Company nor CBC Company nor Representative thereof, shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but a Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Each Party shall promptly notify the other orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction.

        (b) Except as set forth herein, neither FSB nor CBC shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other Party, the approval or recommendation of its Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if in the opinion of the Board of Directors of FSB or CBC, as applicable, after consultation with counsel, failure to do so would be inconsistent with its fiduciary duties to its shareholders under applicable law, then the Board of Directors of FSB or CBC, as applicable, may (subject to the terms of this section (b)) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend an Acquisition Proposal, or enter into an agreement with respect to an Acquisition Proposal, in each case at any time after the second business day following the receipt of written notice (a "Notice of Acquisition Proposal") by CBC or FSB, as applicable, advising it that the other Party has received an Acquisition Proposal, specifying the material terms and conditions of such proposal and identifying the Person making such proposal; provided that neither Party shall enter into an agreement with respect to an Acquisition Proposal unless it shall have furnished the other Party with written notice no later than 12:00 noon Georgia time one (1) day in advance of any date that it intends to enter into such agreement.

        (c) In addition to the obligations set forth in section (b) above, each Party shall immediately advise the other Party orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making a request, Acquisition Proposal or inquiry. FSB or CBC, as the case may be, shall keep the other Party fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

        (d) Nothing contained in this Section 8.7 shall prohibit FSB or CBC, as the case may be, from making any disclosure to its shareholders if, in the opinion of its Board of Directors, after consultation with counsel, failure to so disclose would be inconsistent with federal securities laws or its fiduciary duties to its shareholders under applicable law; provided that the applicable Party does not, except as permitted by section (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

  8.8  ACCOUNTING AND TAX TREATMENT.  Each of the Parties undertakes and
       ----------------------------
agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

  8.9  AGREEMENT OF AFFILIATES.  FSB has disclosed in Section 8.9 of the FSB
       -----------------------
Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate"
---------------------
of FSB for purposes of Rule 145 under the 1933 Act, and CBC has disclosed in
Section 8.9 of the CBC Disclosure Memorandum all Persons whom it reasonably
                       ---------------------
believes to be an "affiliate" of CBC for purposes of Rule 145 under the 1933 Act. Each of CBC and FSB shall use its reasonable efforts to cause each such Person to deliver to CBC and FSB, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1
                                                                     ---------
as to Affiliates of FSB, and substantially in the form of Exhibit 2 as to
                                                          ---------
Affiliates of CBC, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of FSB Common Stock and/or CBC Common Stock, as applicable, held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Common Stock to be held upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. The Surviving Corporation shall be entitled to place restrictive legends upon certificates for shares of Surviving Corporation Common Stock issued to Affiliates of FSB pursuant to this Agreement to enforce the provisions of this Section 8.9. CBC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Surviving Corporation Common Stock by such Affiliates.

  8.10  INDEMNIFICATION.
        ---------------

        (a) The Surviving Corporation shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the FSB Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by FSB's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by CBC is required to effect any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between CBC and the Indemnified Party.

        (b) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of CBC shall assume the obligations set forth in this Section 8.10.

        (c) The provisions of this Section 8.10 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

  8.11  CERTAIN MODIFICATIONS.  CBC and FSB shall consult with respect to
        ---------------------
their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. CBC and FSB also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.11.

  8.12  EMPLOYEE BENEFITS AND CONTRACTS.  CBC and FSB shall consult with each
        -------------------------------
other to develop mutually agreeable employee benefit programs for officers and employees of the Surviving Corporation which will be implemented as soon as practicable following the Effective Time. The Surviving Corporation and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.12 of the FSB Disclosure Memorandum between any FSB Company and any current or
           ---------------------
former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the FSB Benefit Plans. As soon as reasonably practicable following the Effective Time, the Surviving Corporation shall register under the 1933 Act and any applicable state securities laws, the shares of Surviving Corporation Common Stock issuable pursuant to FSB Options.

  8.13  DELIVERY TO EXCHANGE AGENT.  The Surviving Corporation shall have
        --------------------------
delivered to the Exchange Agent a sufficient number of shares of Surviving Corporation Common Stock to make the payment contemplated by Section 3.1 hereof, and sufficient cash to make the payment contemplated by Section 3.5 hereof.


                                  ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

  9.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective obligations of
       ---------------------------------------
each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

        (A) SHAREHOLDER APPROVAL. The shareholders of FSB shall have approved
            --------------------
this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

        (B) REGULATORY APPROVALS. All Consents of, filings and registrations
            --------------------
with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

        (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and all
            ----------------------
Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

        (D) LEGAL PROCEEDINGS. No court or governmental or regulatory authority
            -----------------
of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

        (E) REGISTRATION STATEMENT. The Registration Statement shall be
            ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Surviving Corporation Common Stock issuable pursuant to the Merger shall have been received.

        (F) TAX MATTERS. FSB and CBC shall have received a written opinion of
            -----------
counsel from Smith, Gambrell & Russell, LLP, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger is a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of FSB Common Stock for Surviving Corporation Common Stock will not give rise to gain or loss to the shareholders of FSB with respect to such exchange (except to the extent of any cash received), (iii) the adjusted tax basis of whole shares of Surviving Corporation Common Stock received by shareholders of FSB who exchange shares of FSB Common Stock in the Merger will be the same as the adjusted tax basis of the shares of FSB Common Stock exchanged therefor (reduced by any amount allocable to a fractional share interest for which cash is received), (iv) the holding period of the shares of Surviving Corporation Common Stock received in the Merger will include the period during which the shares of FSB Common Stock exchanged therefor were held, provided such shares of Surviving Corporation Common Stock were held as capital assets at the Effective Time, (v) the payment of cash to a FSB shareholder in lieu of a fractional share interest in Surviving Corporation Common Stock will be treated as if the fractional share had been distributed as part of the exchange and then redeemed by the Surviving Corporation, and (vi) neither FSB nor CBC will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of FSB and CBC reasonably satisfactory in form and substance to such counsel.

        (G) EMPLOYMENT AGREEMENT MATTERS. The Employment Agreement currently in
            ----------------------------
effect by and among FSB, First Southern Bank and James E. Young, President and Chief Executive Officer of FSB, shall be terminated by written agreement among FSB, First Southern Bank and Mr. Young, and the Parties shall have entered into a new mutually satisfactory employment agreement with Mr. Young.

        (H) POOLING LETTER. The Parties shall have received a letter from Porter
            --------------
Keadle Moore, LLP, dated as of the Effective Time, to the effect that the Merger will be accounted for as a pooling-of-interests under GAAP if consummated in accordance with this Agreement.

     9.2  CONDITIONS TO OBLIGATIONS OF CBC.  The obligations of CBC to perform
          --------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBC pursuant to Section 11.6(a) of this Agreement:

        (A) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a),
            ------------------------------
the accuracy of the representations and warranties of FSB set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made on and as of immediately prior to the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FSB set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect). The representations and warranties of FSB set forth in Sections 5.19 and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FSB set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3, 5.19 and 5.20) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on FSB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the
            ---------------------------------------
agreements and covenants of FSB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

        (C) CERTIFICATES. FSB shall have delivered to CBC (i) a certificate,
            ------------
dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FSB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CBC and its counsel shall request.

        (D) CLAIMS/INDEMNIFICATION LETTERS. Each of the directors and officers
            ------------------------------
of FSB shall have executed and delivered to CBC letters in substantially the form of Exhibit 3.
        ---------

        (E) AFFILIATE AGREEMENTS. CBC shall have received from each affiliate of
            --------------------
FSB the affiliate letter referred to in Section 8.10 hereof.

        (F)  OPINION OF COUNSEL.  CBC shall have received an opinion of Powell,
             ------------------
Goldstein, Frazer & Murphy LLP, counsel to FSB, dated as of the Effective Time, in form reasonably satisfactory to CBC, as to the matters set forth in
Exhibit 4.
---------

  9.3  CONDITIONS TO OBLIGATIONS OF FSB.  The obligations of FSB to perform
       --------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FSB pursuant to Section 11.6(b) of this Agreement:

        (A) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a),
            ------------------------------
the accuracy of the representations and warranties of CBC set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made on and as of immediately prior to the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of CBC set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect). The representations and warranties of CBC set forth in
Section 6.19 and 6.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.3, 6.19 and 6.20) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on CBC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the
            ---------------------------------------
agreements and covenants of CBC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

        (C) CERTIFICATES. CBC shall have delivered to FSB (i) a certificate,
            ------------
dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CBC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FSB and its counsel shall request.

        (D) AFFILIATE AGREEMENTS. FSB shall have received from each affiliate of
            --------------------
CBC the affiliate letter referred to in Section 8.10 hereof.

        (F) OPINION OF COUNSEL. FSB shall have received an opinion Smith, Gambrell & Russell, LLP, counsel to CBC, dated as of the Effective Time, in form reasonably satisfactory to FSB, as to the matters set forth in Exhibit 5.
                                                               ---------


                                  ARTICLE 10
                                  TERMINATION
                                  -----------

  10.1  TERMINATION.  Notwithstanding any other provision of this Agreement,
        -----------
and notwithstanding the approval of this Agreement by the shareholders of FSB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a) By mutual consent of the Board of Directors of CBC and the Board of Directors of FSB; or

        (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy or any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of CBC and Section 9.3(a) of this Agreement in the case of FSB; or

        (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

        (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of FSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or other agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of FSB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC, at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

        (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before March 31, 1998, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

        (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

        (g) By the Board of Directors of FSB or CBC, as the case may be, in connection with such Party's entering into a definitive agreement in accordance with Section 8.8(b), provided that it has compiled with all provisions thereof, including the notice provisions therein.

  10.2  EFFECT OF TERMINATION.  In the event of the termination and
        ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article 11 and 8.6(b) of this Agreement shall survive any such termination and abandonment, and a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

  10.3  NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.  The respective
        ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.10 and 8.11 of this Agreement.

                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

  11.1  DEFINITIONS.  Except as otherwise provided herein, the capitalized
        -----------
terms set forth below shall have the following meanings:

        "1933 ACT" shall mean the Securities Act of 1933, as amended.

        "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

        "AFFILIATE" of a Person shall mean any person who is an affiliate for purposes of Rule 145 under the 1933 Act and for purposes of qualifying the Merger for pooling of interests accounting treatment.

        "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CBC PLANS" shall have the meaning set forth in Section 6.14 of this Agreement.

          "CBC CAPITAL STOCK" shall mean, collectively, the CBC Common Stock and any other class or series of capital stock of CBC.

          "CBC COMMON STOCK" shall mean the $1 par value of common stock of CBC.

          "CBC COMPANIES" shall mean, collectively, CBC and all CBC
     Subsidiaries.

          "CBC DISCLOSURE MEMORANDUM" shall mean the written information
               ---------------------
     entitled "CBC Disclosure Memorandum" delivered on or prior to the date of
                   ---------------------
     this Agreement to FSB describing in reasonable detail the matters contained therein.

          "CBC FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of CBC as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995 and 1994, as filed by CBC in SEC Documents and (b) the consolidated balance sheets (including related notes and schedules, if any) of CBC and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to quarterly periods ended subsequent to December 31, 1996.

          "CBC STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans and agreements of CBC disclosed in Section
     6.14 of the CBC Disclosure Memorandum.
                     ---------------------

          "CBC SUBSIDIARIES" shall mean the direct and indirect Subsidiaries of CBC. "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "ENVIRONMENTAL LAWS" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Code.

          "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

          "EXCHANGE RATIO" shall have the meaning provided in Section 3.1(b) of this Agreement.

          "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "FSB BENEFIT PLANS" shall have the meaning set forth in Section 5.14 of this Agreement.

          "FSB COMMON STOCK" shall mean the $5 par value common stock of FSB.

          "FSB COMPANIES" shall mean, collectively, FSB and all FSB
     Subsidiaries.

          "FSB DISCLOSURE MEMORANDUM" shall mean the written information
               ---------------------
     entitled "FSB Disclosure Memorandum" delivered on or prior to the date of
                   ---------------------
     this Agreement to CBC describing in reasonable detail the matters contained therein.

          "FSB FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of FSB as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995 and 1994 and (b) the consolidated balance sheets (including related notes and schedules, if any) of FSB and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to quarterly periods ended subsequent to December 31, 1996.

          "FSB OPTIONS" shall have the meaning set forth in Section 3.4 of this Agreement.

          "FSB STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans and agreements of FSB disclosed in Section
     5.14 of the FSB Disclosure Memorandum.
                     ---------------------

          "FSB SUBSIDIARIES" shall mean the direct and indirect subsidiaries of FSB.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC shall mean the Georgia Business Corporation Act.

          "GEORGIA CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or toxic or hazardous substance, pollutant, chemical or waste within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., or any similar federal, state or local Law (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities, polychlorinated biphenyls, and petroleum and petroleum products).

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to FSB or CBC, as the case may be, shall mean the actual knowledge of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of on, or with respect to any property or property interest, other than (a) Liens for current property Taxes not yet due and payable and (b) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (i) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (iii) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (iv) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties or (v) changes in economic or other conditions affecting the banking industry in general.

          "MERGER" shall mean the merger of FSB with and into CBC referred to in
     Section 1.1 of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc., including the Nasdaq.

          "NASDAQ" shall mean the National Market System of the Nasdaq Stock Market.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either FSB or CBC, and "Parties" shall mean both FSB and CBC.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PROXY STATEMENT" shall mean the proxy statement used by FSB to solicit the approval of its shareholders of the transactions contemplated by this Agreement which shall be included in the prospectus of CBC relating to shares of Surviving Corporation Common Stock to be issued to the shareholders of FSB.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC under the 1933 Act with respect to the shares of Surviving Corporation Common Stock to be issued to the shareholders of FSB in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statements.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

          "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of FSB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations, partnerships or other entities or ventures of which the entity in question owns or controls 50% or more of the outstanding equity securities or the ownership interest, as the case may be, either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING CORPORATION" shall mean CBC as the surviving corporation resulting from the Merger.

          "SURVIVING CORPORATION COMMON STOCK" shall mean the CBC Common Stock outstanding upon consummation of the Merger, including that to be issued to shareholders of FSB.

          "SURVIVING CORPORATION COMPANIES" shall mean, collectively, the Surviving Corporation and all Surviving Corporation Subsidiaries.

          "TAX" OR "TAXES" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

  11.2  EXPENSES.
        ---------

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Registration Statement and the Proxy Statement.

          (b) Notwithstanding the foregoing:

              (i) if this Agreement is terminated by CBC pursuant to any of Sections 10.1(b), 10.1(c) or 10.1(f) (but only on the basis of the failure of FSB to satisfy any of the conditions enumerated in Section 9.2), or

              (ii) if the Merger is not consummated as a result of the failure of FSB to satisfy any of the conditions set forth in
                     Section 9.2, or

              (iii) if this Agreement is terminated by CBC pursuant to Section 10.1(d)(ii) (but only after receipt by FSB of an Acquisition Proposal), or

              (iv) if this Agreement is terminated by CBC pursuant to Section 10.1(g) of this Agreement,

then FSB shall promptly pay to CBC $250,000 plus all the out-of-pocket costs and expenses of CBC incurred in connection with the transactions contemplated by this Agreement, including its enforcement, including costs of counsel, consultants, investment bankers, actuaries and accountants, up to but not exceeding $250,000.

          (c) Notwithstanding the foregoing:

              (i) if this Agreement is terminated by FSB pursuant to any of Sections 10.1(b), 10.1(c) or 10.1(f) (but only on the basis of the failure of CBC to satisfy any of the conditions enumerated in Section 9.3), or

              (ii) if the Merger is not consummated as a result of the failure of CBC to satisfy any of the conditions set forth in
                     Section 9.3), or

              (iii) if this Agreement is terminated by FSB pursuant to Section 10.1(g) of this Agreement,

then CBC shall promptly pay to FSB $250,000 plus all the out-of-pocket costs and expenses of FSB incurred in connection with the transactions contemplated by this Agreement, including costs of counsel, consultants, investment bankers, actuaries and accountants, up to but not exceeding $250,000.

        (d) The Parties agree and acknowledge that they have agreed upon Sections 11.2(b) and (c) above to liquidate the amount of damages they estimate each Party would suffer in the event of termination of this Agreement in the circumstances described. Each Party acknowledges that such damages cannot be estimated exactly, that each Party intends that the foregoing provisions provide for damages rather than a penalty inserted for the purpose of deterring a Party from breaching the Agreement and penalizing such Party in the event of such breach, and that the foregoing amount is agreed upon in good faith as a reasonable estimate at this time of the damages that each Party would suffer in the event of termination of the Agreement in the circumstances described.

  11.3  BROKERS AND FINDERS.  Except as set forth in Section 11.3 of the CBC
        -------------------
or FSB Disclosure Memorandum, each of the Parties represents and warrants that
       ---------------------
neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FSB or CBC, each of FSB and CBC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

  11.4  ENTIRE AGREEMENT.  Except as otherwise expressly provided herein, this
        ----------------
Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.9 and Section 8.10 of this Agreement.

  11.5  AMENDMENTS.  To the extent permitted by Law, this Agreement may be
        ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Board of Directors of each of the Parties; provided, however, that after any such approval by the holders of FSB Common Stock or Surviving Corporation Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

  11.6  WAIVERS.
        -------

        (a) Prior to or at the Effective Time, CBC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FSB, to waive or extend the time for the compliance or fulfillment by FSB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CBC.

        (b) Prior to or at the Effective Time, FSB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CBC, to waive or extend the time for the compliance or fulfillment by CBC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FSB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FSB.

        (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

  11.7  ASSIGNMENT.  Except as expressly contemplated hereby, neither this
        ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

  11.8  NOTICES.  All notices or other communications which are required or
        -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          CBC:        Citizens Bancshares Corporation
                      175 John Wesley Dobbs Avenue, NE
                      P. O. Box 4485
                      Atlanta, Georgia 30303-4485
                      Fax:  (404) 653-2883
                      Attn:  Johnnie L. Clark, Vice Chairman

          With a copy (which shall not constitute notice) to:

                      Smith, Gambrell & Russell, LLP
                      Suite 3100, Promenade II, 1230 Peachtree Street, NE Atlanta, Georgia 30309
                      Fax:  (404) 815-3509
                      Attn:  Robert C. Schwartz, Esq.

          FSB:        First Southern Bancshares, Inc.
                      2727 Panola Road
                      Lithonia, Georgia 30358
                      Fax:  (770) 593-8129
                      Attn:  James E. Young, President and CEO

          With a copy (which shall not constitute notice) to:

                      Powell, Goldstein, Frazer & Murphy LLP
                      Sixteenth Floor, 191 Peachtree Street, NE
                      Atlanta, Georgia 30303
                      Fax:  (404) 572-6999
                      Attn:  Kathryn L. Knudson, Esq.

  11.9  GOVERNING LAW.  This Agreement shall be governed by and construed in
        -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

  11.10  COUNTERPARTS.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  11.11  CAPTIONS.  The captions contained in this Agreement are for reference
         --------
purposes only and are not part of this Agreement.

  11.12  ENFORCEMENT OF AGREEMENT.  The Parties hereto agree that irreparable
         ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  11.13  SEVERABILITY.  Any term or provision of this Agreement which is
         ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                       CITIZENS BANCSHARES CORPORATION


/s/ Annette G. Petty              By: /s/ H.J. Russell
--------------------                  ----------------
Annette G. Petty                      Herman J. Russell
Secretary                             Chairman


[CORPORATE SEAL]



ATTEST:                       FIRST SOUTHERN BANCSHARES, INC.


/s/ Willard C. Lewis              By: /s/ Gregory T. Baranco
--------------------                  ----------------------
Willard C. Lewis                      Gregory T. Baranco
Secretary                             Chairman


[CORPORATE SEAL]

  The undersigned, a director of First Southern Bancshares, Inc. ("FSB"), hereby agrees (subject to fiduciary duties) to support and to personally vote his or her shares of FSB Common Stock (and those over which he or she has voting power) in favor of, the Agreement and Plan of Merger dated as of October 1, 1997 to which this signature page is attached, and the transactions contemplated thereby.



                                          -----------------------------------
                                          (Signature)


                                          -----------------------------------
                                          (Print Name)

  The undersigned, a director of Citizens Bancshares Corporation ("CBC"), hereby agrees (subject to fiduciary duties) to support and to personally vote his or her shares of CBC Common Stock (and those over which he or she has voting power) in favor of, the Agreement and Plan of Merger dated as of October 1, 1997 to which this signature page is attached, and the transactions contemplated thereby.




                                          -----------------------------------
                                          (Signature)


                                          -----------------------------------
                                          (Print Name)